SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2003

Price Legacy Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-20449	33-0628740
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300
San Diego, California  92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (858) 675-9400

Item 5.  Other Events and Required FD Disclosure.

On July 22, 2003, Price Legacy Corporation, a Maryland corporation (the “Company”), issued a press release concerning a lawsuit filed by four members of the Company’s board of directors seeking declaratory relief regarding the voting rights of the directors elected by holders of the Company's Series A preferred stock on matters affecting the Series A preferred stock, including the redemption of that stock.  The terms of the Series A preferred stock provide that it will become redeemable, at the option of the Company, which requires approval of the Company’s board of directors, beginning August 15, 2003.  The Company is not a party to the lawsuit.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

      (c)  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release issued by Price Legacy Corporation on July 22, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2003	PRICE LEGACY CORPORATION

	By:	/s/ GARY B. SABIN
Name: Gary B. Sabin Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release issued by Price Legacy Corporation on July 22, 2003.